EXHIBIT 99.2

[                    ], 2005

To the Shareholders of Falls Bank:

As described in the proxy statement/prospectus previously delivered to you, Falls Bank (“Falls”) and Sky Financial Group, Inc. (“Sky Financial”) have entered into an Agreement and Plan of Merger, dated as of June 21, 2005, pursuant to which Sky Financial will acquire Falls. A special meeting of the shareholders of Falls will be held on [                    ], 2005, for the purpose of considering and voting upon the adoption of the Agreement and Plan of Merger and the approval of the merger contemplated thereby.

AT THIS TIME, WE ARE ASKING YOU TO ELECT THE FORM OF CONSIDERATION THAT YOU WISH TO RECEIVE IN THE MERGER. IN ORDER TO PERFECT YOUR ELECTION, YOU MUST SUBMIT EITHER YOUR FALLS STOCK CERTIFICATE(S) OR AN AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATES. Please use the attached Election Form/Letter of Transmittal to make your election and surrender your Falls stock certificate(s) to the Shareholder Relations Department of Sky Financial, the exchange agent for the transaction. We have enclosed an Instruction Booklet which contains important information on how to complete the Election Form/Letter of Transmittal and tender your shares. As more fully described in the enclosed materials, you may choose to receive in exchange for the common shares of Falls that you own, either (a) $17.50 in cash for each Falls common share, (b) a number of Sky Financial common shares for each Falls common share based upon an exchange ratio of (i) $17.50 divided by (ii) the average closing price of a Sky Financial common share (symbol: SKYF) on the Nasdaq National Market for the ten trading days immediately preceding the fifth trading day prior to the effective date of the merger, or (c) a combination of Sky Financial common shares and cash at the rates described above. Please note that your election will be subject to proration to ensure that, in the aggregate, 81% of the outstanding common shares of Falls will be exchanged for Sky Financial common shares and 19% of the outstanding common shares of Falls will be exchanged for cash. As a result, you may not receive the exact form of consideration that you elect to receive (unless you own one hundred (100) or fewer common shares of Falls and make the all cash election, in which case you will receive all cash).

Please review the enclosed materials carefully and return your completed Election Form(s)/Letter(s) of Transmittal at your earliest convenience. In order to make a valid election regarding the form of merger consideration you wish to receive, the enclosed Election Form(s)/Letter(s) of Transmittal must be received by the exchange agent by 5:00 p.m., Stow, Ohio time, on             [day], [October     ], 2005 (the “Election Deadline”). If you have a particular preference as to the form of consideration that you wish to receive for your common shares of Falls, you are encouraged to make an election because shares as to which an election has been made will be given priority in allocating the merger consideration over shares as to which no election has been made.

We make no recommendation as to whether you should elect to receive Sky Financial common shares, cash, or a mixture of Sky Financial common shares and cash in the merger. Each shareholder must make his or her own decision with respect to such election, bearing in mind the consideration received and tax consequences of the election chosen.

Please be sure you send in your stock certificate(s) with your Election Form/Letter of Transmittal. If the exchange agent does not receive a properly completed Election Form/Letter of Transmittal accompanied by either your stock certificate(s) or an Affidavit of Lost, Stolen or Destroyed Certificates by the Election Deadline, your election will be deemed to be invalid and the form of consideration you will receive will be determined for you in accordance with the terms of the Agreement and Plan of Merger.

If you have any questions about the election of the form of merger consideration, please call Wayne M. Rice, Secretary of Falls, at (330) 673-4300 ext. 315.

Rodney W. Vargo	Marty E. Adams
President and CEO	Chairman, President and CEO
Falls Bank	Sky Financial Group, Inc.

ELECTION FORM/LETTER OF TRANSMITTAL

To Accompany Certificates Representing Common Shares of

Falls Bank

(formerly known as Cuyahoga Falls Savings Bank)

This Election Form/Letter of Transmittal is being sent to you in connection with the acquisition of Falls Bank (“Falls”) by Sky Financial Group, Inc. (“Sky Financial”). Return this form with the completed Substitute Form W-9 and your Falls stock certificate(s) in the enclosed envelope to Sky Financial, the Exchange Agent, as indicated below:

By Mail: Sky Financial Group, Inc. Shareholder Relations Department Falls Bank Election P.O. Box 247 Salineville, Ohio 43945-0247	By Overnight Courier: Sky Financial Group, Inc. Shareholder Relations Department Falls Bank Election 10 East Main Street Salineville, Ohio 43945	By Hand: Sky Financial Group, Inc. Shareholder Relations Department 10 East Main Street Salineville, Ohio 43945

To make a valid election, your materials must be received by Sky Financial by 5:00 p.m. (Stow, Ohio time) on October [    ], 2005 (the “Election Deadline”).

Please read the accompanying Instruction Booklet carefully. It contains important information about this Election Form/Letter of Transmittal and how to submit your stock certificates.

Direct any questions to Falls Bank’s Secretary, Wayne M. Rice, at (330) 673-4300 ext. 315.

1 About You and Your Falls common shares — Indicate any permanent address change next to your address as shown.

Name and Address of Registered Holder(s) (Please fill in – if already filled in, correct any errors)	Stock Certificate Numbers(s)	Number of Shares Represented by Stock Certificates

Total Shares

If you hold more Falls stock certificates in the same name(s) that are not shown above, please submit those stock certificates with this form and attach a listing of the additional stock certificate numbers.

Note: If you were issued a Falls stock certificate prior to July 11, 2003, your stock certificate was issued under Falls’ prior name, Cuyahoga Falls Savings Bank. Those stock certificates represent ownership of Falls common shares and are treated as Falls stock certificates for all purposes. Accordingly, they should also be listed above.

2 Election Choices — See Question 11 and Section 2 of the Instruction Booklet.

Election Choices (select only one):

☐ 1	All Cash Election. Exchange all of my Falls common shares for cash at the rate of $17.50 per Falls common share owned.

☐ 2	All Stock Election. Exchange all of my Falls common shares for Sky Financial common shares at an exchange ratio equal to (i) $17.50 divided by (ii) the average closing price of a Sky Financial common share on the Nasdaq National Market for the ten trading days immediately preceding the fifth trading day prior to the effective date of the merger.

☐ 3	Mixed Cash/Stock Election. Exchange (a) __________ of my Falls common shares for cash and (b) __________ of my Falls common shares for Sky Financial common shares at the same exchange rates for cash and Sky Financial common shares listed above. Important: Insert whole numbers only in (a) and (b) above. The sum of (a) and (b) must equal either the total number of Falls common shares that you own (as listed in Section 1 above) or 100 (in which case numbers will be interpreted as percentages).

☐ 4	Non-Election. I/we make no election. I/we, the undersigned, acknowledge and understand that by making no election, the form of merger consideration that I/we will receive as a result of the Merger will be determined by Sky Financial in accordance with the terms of the Merger Agreement.

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ELECTION FORM/LETTER OF TRANSMITTAL

Falls Bank

3 Certification and Required Signatures — See Section 3 of the Instruction Booklet.

I/we, the undersigned, surrender to you for exchange the Falls common shares identified on and/or attached to this Election Form/Letter of Transmittal. I/we certify that I/we have reviewed the accompanying Instruction Booklet mailed with this form and have complied with all requirements stated therein. I/we acknowledge that any consideration election made in connection with the merger may be subject to proration, as provided in the Merger Agreement and as also described in the Proxy Statement/Prospectus and Instruction Booklet, and I/we acknowledge that I/we may receive a different form of merger consideration than I/we elected due to such proration. I/we hereby authorize Sky Financial Group, Inc., as Exchange Agent, to rely upon all representations, certifications and instructions accompanying this Election Form/Letter of Transmittal.

Required Signatures — all shareholders must sign below.

x		x
	Signature of Shareholder Date		Signature of Shareholder (if joint account) Date

Daytime Phone Number                                           Title, if required

4 Verify Your Taxpayer Identification Number

Please write your Social Security Number or Employer Identification Number here:

Please enter the taxpayer identification number (TIN) for the first shareholder named in Section 1 on the line above. In addition, the Substitute Form W-9 attached to this Election Form/Letter of Transmittal MUST be completed.

The Substitute Form W-9 certifies the taxpayer identification number (TIN) of the person who will receive the merger consideration (cash and/or Sky Financial common shares) from the exchange of your Falls common shares. The Substitute Form W-9 should be filled out by you unless you make a transfer by completing Section 5 below (in which case the person you transfer to must complete the Substitute Form W-9). See Section 8 of the Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for completing the Substitute Form W-9.

5 Special Transfer or Payment Instructions

Any Sky Financial common shares and/or any check you receive in the exchange will be issued in the name(s) printed in Section 1 above unless you indicate a different name(s) below. If you indicate a different name(s), your signature(s) and a Medallion Signature Guarantee are required, and the Substitute Form W-9 attached to this Election Form/Letter of Transmittal MUST be completed by the new shareholder or payee. Refer to Sections 5 and 8 of the Instruction Booklet. Regardless of your decision to have your shares and/or cash issued to a different name, for purposes of tax reporting Sky Financial will notify the Internal Revenue Service that the merger consideration was payable to the names and TINs listed on the shareholder records of Falls as of the date Sky Financial acquires Falls.

Name _____________________________________	Name (if joint account) ________________________

Address _______________________________________________________________________

City ______________________________ State ___________________________ Zip __________

x		Place Medallion

x		Signature Guarantee here ➢ ________________
Authorized signature(s)

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ELECTION FORM/LETTER OF TRANSMITTAL

Falls Bank

6 Special Delivery Instructions

Sky Financial common shares and/or a check will be mailed to the person and address shown in Section 1 (or the person and address in Section 5, if completed) unless you indicate a different mailing address below:

Name

Address

City	State	Zip

7 Affidavit of Lost, Stolen or Destroyed Certificates — This affidavit is valid only if signed and notarized below.

This section is to be completed only if you cannot locate your Falls stock certificates.

State of	Name of Shareholder

County of	Address

City/ State / Zip

List certificate number(s) and number of Falls common shares.

Certificate Number(s):	Total Number of Shares:

The undersigned person(s) hereby certifies that:

I am the lawful and beneficial owner of the above-described Falls stock certificate(s). The certificate(s) has not been endorsed, transferred, assigned, pledged or otherwise disposed of, either in whole or in part. I am entitled to the full and exclusive possession of such certificate(s). I have made a diligent search for the certificate(s) and have been unable to find it, and I make this affidavit for the purpose of exchanging the certificate(s) without surrendering the certificate(s). I acknowledge that Sky Financial, relying on this Affidavit, will treat me as having surrendered my Falls stock certificate(s) and will issue the merger consideration to which I am entitled (which may consist of a check, Sky Financial common shares, or both). In consideration thereof, I agree to indemnify Sky Financial from all liabilities, losses, damages, claims and expenses (including attorneys’ fees) that Sky Financial may sustain or incur due to the issuance of the merger consideration without surrender of the lost, stolen or destroyed certificate(s). I hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s).

Dated by Affiant (shareholder) this                                      day of                         , 20        .

Signature of Affiant (shareholder)

Signature of Co-Affiant (co-shareholder)

Notary Public (Affix Notarial Seal)

Note: Notary required.

There will be no service fee or premium for lost, stolen or destroyed Falls stock certificates if the Affidavit of Lost, Stolen or Destroyed Certificates above is completed and returned within six (6) months of the date Falls is acquired by Sky Financial. After that date, a fee may apply. See Section 7 of the Instruction Booklet.

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SUBSTITUTE FORM W-9

Department of the Treasury, Internal Revenue Service

Taxpayer Identification Number (“TIN”) and Related Certifications

Falls Bank Share Exchange

Part I Taxpayer Identification Number (TIN)

Please provide your Taxpayer Identification Number on the line to the right and certify by signing and dating below.
Social Security No. or Employer Identification No.

Part II Certification

Under Penalties of Perjury, I certify that:

1.	the number shown above on this form is my correct Taxpayer Identification Number, and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Part III Date, Signature and Contact Information

Date

Signature

Name (Print)

Address

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% ON ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE MERGER AGREEMENT. IF YOU MAKE A FALSE STATEMENT ON THIS FORM WITH NO REASONABLE BASIS THAT RESULTS IN NO BACKUP WITHHOLDING, YOU ARE SUBJECT TO A CIVIL PENALTY OF $500 AND YOU MAY ALSO BE SUBJECT TO CRIMINAL PENALTIES, INCLUDING FINES AND/OR IMPRISONMENT.

Please review Section 8 of the Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information about completing this form.

INSTRUCTION BOOKLET

Falls Bank

Election Form/Letter of Transmittal

CONTENTS

Introduction		1

Frequently Asked Questions		1

Q-1.	Why have I been sent an Election Form/Letter of Transmittal?	1
Q-2.	What is the purpose of the Election Form/Letter of Transmittal?	1
Q-3.	What do I do with the Election Form/Letter of Transmittal?	1
Q-4.	What if I fail to return the Election Form/Letter of Transmittal?	2
Q-5.	What if I fail to make a valid election?	2
Q-6.	What happens if I miss the Election Deadline?	3
Q-7.	Can I change or revoke my election?	3
Q-8.	When can I expect to receive my merger consideration (cash and/or stock)?	3
Q-9.	Do I have to send in my Falls stock certificate(s)?	3
Q-10.	What if I cannot locate my Falls stock certificate(s)?	3
Q-11.	What will I receive in the merger?	4
Q-12.	Will I receive the form of merger consideration I elect to receive for my Falls common shares?	5
Q-13.	Will I have to pay taxes on the proceeds when my Falls common shares are exchanged or my stock options are terminated in the merger?	6
Q-14.	Will the timing of when I send in the Election Form/Letter of Transmittal to exchange my Falls shares affect when I recognize gain for tax purposes?	6
Q-15.	How and where should I send my signed documents and Falls stock certificate(s)?	6
Q-16.	Are there any fees associated with the exchange of my Falls shares?	6
Q-17.	How do I change my address on the Election Form/Letter of Transmittal?	7
Q-18.	What do I do if I want to change the name on my account, have my check made payable to someone else, or the owner or co-owner of the shares is deceased?	7
Q-19.	What do I do if I hold any of my Falls common shares with a broker,
	bank or other nominee (e.g., in an IRA account)?	7
Q-20.	What if I hold my Falls common shares in more than one account?	7
Q-21.	What happens if I hold Falls common shares as a nominee, trustee
	or other representative?	7
Q-22.	What happens to my Falls stock certificates if the merger does not happen?	8
Q-23.	Who do I call if I have additional questions?	8

Instructions for Completing the Election Form/Letter of Transmittal		9

Section 1.	About You and Your Falls Common Shares	9
Section 2.	Election Choices (Select only one)	10
Section 3.	Certification and Required Signatures	10
Section 4.	Verify Your Taxpayer Identification Number	11
Section 5.	Special Transfer or Payment Instructions	11
Section 6.	Special Delivery Instructions	13
Section 7.	Affidavit of Lost, Stolen or Destroyed Certificates	14
Section 8.	Substitute Form W-9	14

Checklist		16

Delivery Instructions		17

i

INTRODUCTION

This Instruction Booklet provides answers to frequently asked questions, briefly describes your options, and provides information and instructions on how to make your election regarding the form of merger consideration that you wish to receive and the process for converting your Falls Bank (“Falls”) common shares in the acquisition of Falls by Sky Financial Group, Inc. (“Sky Financial”). We urge you to read the instructions carefully and to review the Frequently Asked Questions.

After reviewing these materials, complete the Election Form/Letter of Transmittal and Substitute Form W-9 and send them in the enclosed return envelope, along with your Falls stock certificate(s) (unless you completed the Affidavit of Lost, Stolen or Destroyed Certificates contained in Section 7 of the Election Form/Letter of Transmittal), to the Shareholder Relations Department of Sky Financial. If you have additional questions after reading this material, you should contact Falls Bank’s Secretary, Wayne M. Rice, at (330) 673-4300 ext. 315.

The deadline for receipt of your completed Election Form/Letter of Transmittal and accompanying documentation, including your Falls stock certificate(s), is 5:00 p.m., Stow, Ohio time, on [October         ], 2005 (the “Election Deadline”).

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form/Letter of Transmittal?

You have been sent these materials because you are a registered holder of common shares of Falls (formerly known as “Cuyahoga Falls Savings Bank”). Falls and Sky Financial entered into an Agreement and Plan of Merger dated as of June 21, 2005 (the “Merger Agreement”). Subject to the adoption of the Merger Agreement and the approval of the merger by the shareholders of Falls, and the satisfaction or waiver of the other conditions described in the Merger Agreement, Falls will be acquired by Sky Financial. To facilitate the acquisition, Sky Financial will form an interim savings bank which will then merge into Falls. As a result of the merger, Falls will become a wholly-owned subsidiary of Sky Financial. The Merger Agreement is attached as Annex A to the proxy statement/prospectus previously furnished to you.

Under the terms of the Merger Agreement, you, as a Falls shareholder, have the right to elect the form of merger consideration that you wish to receive in exchange for your Falls common shares. For a description of the merger consideration, see the answer to Question 11. In order to receive this consideration, you need to complete the Election Form/Letter of Transmittal and attached Substitute Form W-9, and send them in with your Falls stock certificate(s).

2.	What is the purpose of the Election Form/Letter of Transmittal?

The enclosed Election Form/Letter of Transmittal does two things. First, it allows you to make your election as to the form of consideration that you wish to receive for your Falls common shares. Second, it provides you with instructions on how to surrender your Falls common stock certificates in order to perfect your election and receive the consideration to which you will be entitled upon the acquisition of Falls by Sky Financial.

3.	What do I do with the Election Form/Letter of Transmittal?

The Election Form/Letter of Transmittal is divided into seven sections, with corresponding instructions for completing each section beginning on page 9 of this Instruction Booklet. A Substitute

Form W-9 is attached to the Election Form/Letter of Transmittal, and instructions for completing it are contained in Section 8 of this Instruction Booklet.

Complete, sign and date the Election Form/Letter of Transmittal and Substitute Form W-9 and mail them to the exchange agent, the Shareholder Relations Department of Sky Financial, in the enclosed return envelope along with your stock certificate(s) representing Falls common shares. By signing the Election Form/Letter of Transmittal, you agree to surrender your stock certificate(s) in exchange for cash, Sky Financial common shares or a mixture of cash and Sky Financial common shares in accordance with the terms of the Merger Agreement. You must also confirm your tax identification number by writing it on the line in Section 4 of the Election Form/Letter of Transmittal and completing the Substitute Form W-9 attached to it (unless you are transferring payment to someone else, in which case that person must complete the Substitute Form W-9). Please note that if your Falls common shares are held in a joint account, then signatures of both account owners are required on the Election Form/Letter of Transmittal.

Consistent with the terms of the merger agreement, the Election Form/Letter of Transmittal authorizes the Shareholder Relations Department of Sky Financial, as the exchange agent, to take all actions necessary to accomplish the delivery of the Sky Financial stock certificates and/or cash in exchange for your Falls common shares.

You must return your stock certificate(s) representing your Falls common shares along with the Election Form/Letter of Transmittal and Substitute Form W-9 in the enclosed return envelope (unless you complete the Affidavit of Lost, Stolen or Destroyed Certificates contained in Section 7 of the Election Form/Letter of Transmittal). Do not sign the back of the stock certificate(s).

4.	What if I fail to return the Election Form/Letter of Transmittal?

You must return the Election Form/Letter of Transmittal and Substitute Form W-9 with your stock certificates (or in the alternative, complete the Affidavit of Lost, Stolen or Destroyed Certificates) by the Election Deadline in order to perfect your election for the form of consideration you wish to receive in exchange for your Falls common shares. If you fail to do so, two things will result. First, the form of consideration you will be entitled to receive in the exchange will be determined for you in accordance with the terms of the Merger Agreement. Second, you will be mailed a similar Letter of Transmittal (excluding the election form) and Substitute Form W-9 following the acquisition of Falls by Sky Financial, which you must complete and return with your stock certificates to receive the merger consideration. Sky Financial will not issue the merger consideration to you until you properly complete a Letter of Transmittal and return it to the exchange agent with a completed Substitute Form W-9 and your stock certificates (or an Affidavit of Lost, Stolen or Destroyed Certificates).

5.	What if I fail to make a valid election?

If you do not make a valid election with respect to your Falls common shares prior to the Election Deadline, you will receive all cash, all Sky Financial common shares, or any combination of cash and Sky Financial common shares as determined by Sky Financial in accordance with the terms of the Merger Agreement. Under the terms of the Merger Agreement, Sky Financial will allocate the merger consideration among “non-electing” shares as necessary to (a) achieve the overall ratio of 81% of Falls common shares to be converted into Sky Financial common shares and 19% of Falls common shares to be converted into cash, and (b) satisfy the valid and timely elections made by Falls shareholders to the greatest extent possible.

6.	What happens if I miss the Election Deadline?

Missing the Election Deadline is the same as failing to make an election. Accordingly, the result is the same as that described above in Question 5 and the form of merger consideration that you will receive will be determined for you in accordance with the terms of the Merger Agreement.

7.	Can I change or revoke my election?

Yes. You may change or revoke your election at any time prior to the Election Deadline by submitting a new Election Form/Letter of Transmittal or providing written notice to Sky Financial’s Shareholder Relations Department prior to 5:00 p.m., Stow, Ohio time, on [        ], 2005, the business day immediately preceding the Election Deadline. After this date, you may not change or revoke any election you have made with respect to the consideration you wish to receive in the merger.

If you changed your election and you wish to resubmit it, you must return a new properly completed and executed Election Form/Letter of Transmittal by the Election Deadline. If you fail to return a properly completed and executed Election Form/Letter of Transmittal by the Election Deadline, you will be deemed to have made a “non-election” and the consideration that you receive in the merger will be determined for you in accordance with the terms of the Merger Agreement. See Question 5 above.

8.	When can I expect to receive my merger consideration (cash and/or stock)?

If you return the Election Form/Letter of Transmittal, accompanied by the Substitute W-9 and your stock certificates (or Affidavit of Lost, Stolen or Destroyed Certificates) by the Election Deadline, you should expect to receive your new Sky Financial stock certificates and/or cash within approximately 10 business days after the date Falls is acquired by Sky Financial. If you return the materials after the acquisition occurs, you should expect to receive your new Sky Financial stock certificates and/or cash within approximately 10 days after the date the exchange agent receives them.

9.	Do I have to send in my Falls stock certificate(s)?

Yes, you must return your Falls stock certificate(s) with your completed Election Form/Letter of Transmittal and Substitute Form W-9, unless you have completed the Affidavit of Lost, Stolen or Destroyed Certificates in Section 7 of the Election Form/Letter of Transmittal (see Section 7 of the Instructions below for more information). If you hold any Falls common shares with a broker, bank or other nominee (e.g., in an IRA account), please see Question 19 of this Instruction Booklet.

Note: If you were issued a Falls stock certificate prior to July 11, 2003, your stock certificate was issued under Falls’ prior name, Cuyahoga Falls Savings Bank. Those stock certificates represent ownership of Falls common shares and are treated as Falls stock certificates for all purposes. Accordingly, Cuyahoga Falls Savings Bank stock certificates should be submitted to the Shareholder Relations Department of Sky Financial in accordance with the procedures described herein.

10.	What if I cannot locate my Falls stock certificate(s)?

If you cannot locate your stock certificate(s) or if your stock certificates have been stolen or destroyed, you (and, if applicable, the co-owner of the Falls common shares), must complete, sign and date the Affidavit of Lost, Stolen or Destroyed Certificates in Section 7 of the Election Form/Letter of Transmittal. The affidavit must be notarized by a Notary Public. See Section 7 of the Instructions below.

11.	What will I receive in the merger?

Subject to specific adjustments and the allocation procedures described below, you have the right to elect to receive, in exchange for your Falls common shares, either:

(a)	Cash in the amount of $17.50 for each Falls common share; or

(b)	A number of Sky Financial common shares based upon an exchange ratio of (i) $17.50 divided by (ii) the average closing price of a Sky Financial common share on the Nasdaq National Market for the ten trading days immediately preceding the fifth trading day prior to the effective date of the merger; or

(c)	a combination of Sky Financial common shares and cash at the rates described above.

Sky Financial will not issue fractional shares in exchange for Falls common shares. Instead, if you have the right to receive a fraction of a Sky Financial common share in the merger, you will receive a cash payment in an amount equal to the product of (i) the fractional Sky Financial common share and (ii) the average closing price of Sky Financial common stock on the Nasdaq National Market for the ten trading days immediately preceding the fifth trading day prior to the effective date of the merger.

Under the terms of the Merger Agreement, you have the following options:

•	“All Cash Election.” A shareholder who makes the all cash election will receive cash at the rate of $17.50 for each Falls common share owned, subject to specific adjustments and subject to the allocation procedures described below.

•	“All Stock Election.” A shareholder who makes the all stock election will receive Sky Financial common shares, based upon an exchange ratio of (i) $17.50 divided by (ii) the average closing price of a Sky Financial common share on the Nasdaq National Market for the ten trading days immediately preceding the fifth trading day prior to the effective date of the merger, subject to specific adjustments and subject to the allocation procedures described below.

•	“Mixed Cash/Stock Election.” A shareholder who makes the mixed cash/stock election will receive (a) Sky Financial common shares, at the rate described above, for any number of such shareholder’s Falls common shares and (b) cash, at the at the rate of $17.50 per Falls common share, for the remaining number of such shareholder’s Falls common shares, subject to specific adjustments and subject to the allocation procedures described below.

•	“Non-Election.” Shareholders who fail or choose not to make an election as to the form of consideration they wish to receive, and shareholders who do not make a valid and timely election, will be deemed to have made a “non-election.” Shareholders who are deemed to have made a non-election will receive all cash, all Sky Financial common shares or a combination of cash and Sky Financial common shares, as determined by Sky Financial in accordance with the terms of the Merger Agreement at the rates described above.

Pursuant to the terms of the Merger Agreement, Sky Financial will exchange no more than 81% of the outstanding Falls common shares for cash and no more than 19% of the outstanding Falls common shares for Sky Financial common shares, subject to adjustments for cash paid by Sky Financial in lieu of fractional Sky Financial common shares. As a result, the elections made by Falls shareholders will be subject to proration to preserve these limitations on the amount of cash to be paid and the number of Sky Financial common shares to be issued in the merger, except that holders of 100 or fewer Falls common shares who elect to receive all cash for their shares will receive all cash. Unless this exception applies to you and your shares, you may not receive the exact form of merger consideration that you elect to receive.

Reduction of Shares Electing Cash. If, at the Election Deadline, Sky Financial has received valid elections to convert more than 19% of the total number of outstanding Falls common shares into cash pursuant to the all cash election or the mixed cash/stock election, then Sky Financial will reallocate a certain number of such shares to Falls common shares which will receive Sky Financial common shares in the exchange, so that no more than 19% of the total number of Falls common shares will be exchanged for cash. Sky Financial will determine this number on a pro rata basis in relation to the total number of Falls common shares electing cash (excepting out the number of Falls common shares deposited for all cash by shareholders with 100 or fewer shares). Notice of this allocation will be provided promptly to each Falls shareholder who had made the all cash election or the mixed cash/stock election and who will not receive the consideration the shareholder elected because of such allocation.

Increase of Shares Deposited for Cash. If, at the Election Deadline, Sky Financial has received valid elections to convert less than 19% of the total number of outstanding Falls common shares into cash pursuant to the all cash election or the mixed cash/stock election (after allocation of any non-election shares as described above), then Sky Financial will reallocate a certain number of Falls common shares electing Sky Financial common shares to Falls common shares electing cash so that no less than 19% of the total number of Falls common shares will be exchanged for cash. Sky Financial will determine this number on a pro rata basis in relation to the total number of Falls common shares electing Sky Financial common shares. Notice of this allocation will be provided promptly to each Falls shareholder who had made the all stock election or the mixed cash/stock election and who will not receive the consideration the shareholder elected because of such allocation.

The allocation described above will be determined by Sky Financial within approximately 10 days after the election deadline, unless the merger has not been completed, in which case the allocation will be completed as soon as practicable after completion of the merger.

12.	Will I receive the form of merger consideration I elect to receive for my Falls common shares?

NOT NECESSARILY. AS A RESULT OF THE ALLOCATION AND PRORATION PROCEDURES, YOU MAY RECEIVE A FORM OF CONSIDERATION THAT IS DIFFERENT FROM WHAT YOU ELECT. Nineteen percent (19%) of the total issued and outstanding Falls common shares will be exchanged for cash and eighty-one percent (81%) of the total issued and outstanding Falls common shares will be exchanged for Sky Financial common shares. Depending on what you and other Falls shareholders elect to receive, cash or Sky Financial common stock could become oversubscribed and subject to proration. Consequently, there is no assurance that you will receive the form of consideration that you elect with respect to the Falls common shares you hold (unless the exception described in Question 11 above applies to you and your shares). If the shareholder consideration elections result in an oversubscription of the pool of cash or Sky Financial common shares, Sky Financial will allocate the consideration paid to Falls shareholders between cash and Sky Financial common shares in accordance with the allocation procedures described in the response to Question 11 above. Sky Financial will send you a notice shortly following the effective time of the merger that will specify the exact consideration that you will receive for your Falls common shares.

13.	Will I have to pay taxes on the proceeds when my Falls common shares are exchanged or my stock options are terminated in the merger?

The U.S. federal income tax consequences to you will depend upon whether you receive (i) solely cash, (ii) solely Sky Financial common shares or (iii) a mixture of cash and Sky Financial common shares in the merger. If you receive solely Sky Financial common shares in the merger, you will not recognize any taxable gain for U.S. federal income tax purposes except to the extent you receive cash in lieu of fractional Sky Financial common shares. If you receive solely cash or a combination of cash and Sky Financial common shares in the merger, you will generally be subject to U.S. federal income tax, but income will not be recognized in excess of the amount of cash that you receive.

This discussion of the federal income tax consequences is included in this Instruction Booklet for general information only. You should refer to the tax discussion in the proxy statement/prospectus under the caption “The Merger – Material Federal Income Tax Consequences” and consult with your own tax advisor regarding the specific tax consequences resulting from the receipt of the merger consideration, including the application and effect of state and local income and other tax laws.

14.	Will the timing of when I send in the Election Form/Letter of Transmittal affect when I recognize gain for tax purposes?

Probably not. Falls is expected to be acquired by Sky Financial in the fourth quarter of 2005. On the date the acquisition occurs, you may be deemed to have constructive receipt of the consideration you are entitled to receive upon the exchange of your Falls common shares. Sky Financial will report to the Internal Revenue Service, on Form 1099-B or W-2, all cash that will be payable to you as a result of the acquisition. Your failure to timely submit your Election Form/Letter of Transmittal and Falls stock certificate(s) will not affect what Sky Financial reports to the Internal Revenue Service as of the acquisition date. You should consult with your own tax advisor regarding the specific tax consequences resulting from your receipt of the merger consideration.

15.	How and where should I send my signed documents and Falls stock certificate(s)?

A return envelope addressed to the Shareholder Relations Department of Sky Financial, the exchange agent, is enclosed with this package. Please use this envelope to return your Election Form/Letter of Transmittal, a Substitute Form W-9, your Falls stock certificate(s) (unless you completed the Affidavit of Lost, Stolen or Destroyed Certificates in Section 7 of the Election Form/Letter of Transmittal), and any additional documentation that may be required to make your election complete. If you do not have the envelope, please have all the requested documentation delivered to Sky Financial’s Shareholder Relations Department using the address listed on the last page of this Instruction Booklet for the delivery method you choose. If you are mailing stock certificate(s), we recommend that you use Registered Mail, properly insured with return receipt requested. Please do not sign your stock certificates or return any of these documents to Falls.

Until your Falls stock certificate(s) are actually delivered to the exchange agent, delivery is not effected, you hold title to the certificate(s) and you bear the risk of loss.

16.	Are there any fees associated with the exchange of my Falls shares?

There are no fees associated with the exchange of your Falls common shares. If your Falls stock certificate(s) have been lost, stolen or destroyed, there will be no fees so long as you complete Section 7 of the Election Form/Letter of Transmittal and return it to Sky Financial’s Shareholder Relations Department within six (6) months of the effective date of the merger.

17.	How do I change my address on the Election Form/Letter of Transmittal?

If your permanent address has changed, you should cross out any incorrect address information that is printed on the Election Form/Letter of Transmittal in Section 1. Clearly print your correct address in the space beside the printed information. If you want only to receive your payment at a different address from that in Section 1, do not make any changes to Section 1 but complete the requested information in Section 6 of the Election Form/Letter of Transmittal.

18.	What do I do if:

•	I want to change the name on my account?

•	I want to have my check made payable to someone else?

•	The owner or co-owner of the shares is deceased?

Please complete Section 5 of the Election Form/Letter of Transmittal in order to transfer the Sky Financial common shares or cash to someone else. You will be responsible for any taxes arising from any of those changes. Sky Financial will report to the Internal Revenue Service, on Form 1099-B or W-2, all cash that will be payable to Falls’s shareholders of record on the acquisition date as a result of the acquisition. For more information, refer to Section 5 of this Instruction Booklet.

19.	What do I do if I hold any of my Falls common shares with a broker, bank or other nominee (e.g., in an IRA account)?

You should contact promptly your broker, bank or other nominee and follow their instructions as to the procedure for exchanging your Falls common shares.

20.	What if I hold my Falls common shares in more than one account?

If you hold Falls common shares in more than one account, you will receive a separate Election Form/Letter of Transmittal for each account in which you hold Falls common shares. You must complete, sign and date each separate Election Form/Letter of Transmittal and Substitute Form W-9, and mail them to the exchange agent in the enclosed return envelope along with your stock certificate(s) representing Falls common shares held in each of your respective accounts. Likewise, if you hold Falls common shares in more than one account with more than one brokerage, bank or other nominee, you should contact promptly each of them and follow their instructions as to the procedures for exchanging your Falls common shares.

21.	What happens if I hold Falls common shares as a nominee, trustee or other representative?

If you hold Falls common shares as a nominee, trustee or in another representative or fiduciary capacity, you may submit one or more Letters of Transmittal covering the aggregate number of Falls common shares held by you for the beneficial owners of such securities. However, you must certify that any Election Form/Letter of Transmittal submitted covers all Falls common shares held by you for any single beneficial owner. You may submit only one Election Form/Letter of Transmittal for each separate account that you own or maintain. You may be required to provide the exchange agent with additional documents and certifications in order to satisfy the exchange agent that you hold shares for a particular beneficial owner.

22.	What happens to my Falls stock certificates if the merger does not happen?

In the unlikely event that the merger does not happen, the exchange agent will return your Falls stock certificates to you.

23.	Who do I call if I have additional questions?

If you have questions, you should contact Falls Bank’s Secretary, Wayne M. Rice, at (330) 673-4300 ext. 315.

The enclosed Election Form/Letter of Transmittal, which must be accompanied by a Substitute Form W-9 and your Falls stock certificates (or an Affidavit of Lost, Stolen or Destroyed Certificates), should be returned to Sky Financial’s Shareholder Relations Department in the enclosed return envelope. The address to which you should send your Election Form/Letter of Transmittal will depend on the method of delivery that you choose. The available options and relevant addresses for Sky Financial’s Shareholder Relations Department are listed on the last page of this Instruction Booklet.

INSTRUCTIONS FOR COMPLETING

THE ELECTION FORM/LETTER OF TRANSMITTAL

These instructions are for the accompanying Election Form/Letter of Transmittal for the registered shareholders of Falls Bank (“Falls”). To assist you in properly completing your Election Form/Letter of Transmittal, the section numbers in these instructions correspond to the numbered provisions of the Election Form/Letter of Transmittal.

All elections are subject to the terms and conditions of the Merger Agreement that was furnished to you as part of the proxy statement/prospectus dated [            ], 2005. We cannot guarantee that you will receive the form of merger consideration that you elect. We intend to honor valid elections to the maximum extent possible.

It is very important that you complete, sign and return the Election Form/Letter of Transmittal, together with a Substitute Form W-9 and your Falls stock certificates (or an Affidavit of Lost, Stolen or Destroyed Certificates) on or before 5:00 p.m., Stow, Ohio time, on [October     ], 2005 (the “Election Deadline”).

Your Falls stock certificates or an Affidavit of Lost, Stolen or Destroyed Certificates must be returned with the Election Form/Letter of Transmittal and Substitute Form W-9 for you to perfect your election and receive the consideration to which you are entitled as a result of the merger. Please use the enclosed return envelope, addressed to the Shareholder Relations Department of Sky Financial Group, Inc., to return the Election Form/Letter of Transmittal, together with a completed Substitute Form W-9 and all of your Falls stock certificates (including all stock certificates issued under the name “Cuyahoga Falls Savings Bank). All stock certificates must be submitted with the Election Form/Letter of Transmittal (unless you have properly completed and executed the Affidavit of Lost, Stolen or Destroyed Certificates in Section 7 of the Election Form/Letter of Transmittal). If some of your Falls common shares are held by a broker, bank or other nominee, please consult with your broker, bank or other nominee as to the procedures for exchanging your Falls common shares.

The exchange agent has the absolute right to reject any and all Election Forms/Letters of Transmittal that it determines are not in proper form or to waive minor defects in any form. Surrenders of Falls certificates will not be effective until all defects or irregularities that have not been waived by the exchange agent have been corrected. Please return your Election Form/Letter of Transmittal promptly to ensure your consideration election will be received prior to the Election Deadline.

The Substitute Form W-9 must be completed and returned with your Election Form/Letter of Transmittal and Falls stock certificates (or the Affidavit of Lost, Stolen or Destroyed Certificates in Section 7 of the Election Form/Letter of Transmittal) before Sky Financial will issue the merger consideration (cash and/or Sky Financial common shares) to you. Please note that if you have the right to receive a fraction of a Sky Financial common share, you will not receive a fractional Sky Financial common share. Instead, you will receive cash in lieu of a Sky Financial fractional common share.

SECTION 1. ABOUT YOU AND YOUR FALLS COMMON SHARES

Section 1 of the Election Form/Letter of Transmittal shows the number and type of shares owned by you as reflected in Falls’s records. Your Falls stock certificates are listed by number and denomination.

Note: If you were issued a Falls stock certificate prior to July 11, 2003, your stock certificate was issued under Falls’ prior name, Cuyahoga Falls Savings Bank. Those stock certificates represent ownership of Falls common shares and are treated as Falls stock certificates for all purposes.

If one or more of your Falls stock certificates are lost or have been stolen or destroyed, please refer to Section 7 below.

Cross out any incorrect address information that is printed in this area on the Election Form/Letter of Transmittal. Clearly print your correct address in the space beside the printed information.

SECTION 2. ELECTION CHOICES

The terms of the Merger Agreement allow you to choose the form of consideration you wish to receive in exchange for your Falls common shares. For more information, please refer to the proxy statement/prospectus dated [                    ], 2005, previously furnished to you.

Election Forms/Letters of Transmittal that are determined not to be properly completed and/or executed will be rejected. Please return your Election Form/Letter of Transmittal promptly to allow sufficient time to correct any possible deficiencies before the Election Deadline.

Election Choices for Falls Common Shares:

Select ONE of the following:

1.	The All Cash Election.

2.	The All Stock Election.

3.	The Mixed Cash/Stock Election (see below).*

4.	Make No Election.

*	Important: If you select the Mixed Cash/Stock Election, you must also indicate the number or percentage of Falls common shares that you wish to exchange for Sky Financial common shares and cash, respectively, in parts (a) and (b). If you use percentages (rather than number of shares) to make your selection, please include the symbol “%” after your entry. Regardless of whether you use the percentage symbol, the exchange agent will assume you intended percentages if the numbers you supply add to 100.

Please note that if you have the right to receive a fraction of a Sky Financial common share, you will not receive a fractional Sky Financial common share. Instead, you will receive cash in lieu of a Sky Financial fractional common share.

SECTION 3. CERTIFICATION AND REQUIRED SIGNATURES

All individuals listed on the account must sign the Election Form/Letter of Transmittal in order for it to be valid. Read the certification contained in Section 3 of the Election Form/Letter of Transmittal before signing. Please be sure to include your daytime telephone number.

If you are a trustee, executor, administrator or someone who is acting on behalf of a shareholder and your name is not printed on the Election Form/Letter of Transmittal, you must include your full title and send the exchange agent proper evidence of your authority to exchange the Falls common shares.

SECTION 4. VERIFY YOUR TAXPAYER IDENTIFICATION NUMBER

Please write your Taxpayer Identification Number (Social Security Number or Employer Identification Number) on the line provided in Section 4. If your Falls shares are held in a joint account, you should write in only the Taxpayer Identification Number of the first shareholder named on the account, as listed in Section 1 of the Election Form/Letter of Transmittal.

In addition, the Substitute Form W-9 provided as an attachment to the Election Form/Letter of Transmittal MUST be completed. If your Falls shares are held in a joint account, then the Substitute Form W-9 should be completed by the person whose name is the first name listed on the account (unless you are transferring the merger consideration to someone else, in which case the recipient must complete the Substitute Form W-9 – refer to Section 5 below).

SECTION 5. SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS

If you want your Sky Financial common shares registered in, or your check made payable to, a name or names different from the name(s) printed on the Election Form/Letter of Transmittal, please follow the instructions below.

First, print the name(s) and address(es) of the person(s) to receive the Sky Financial common shares or check in the space provided under Special Transfer or Payment Instructions in Section 5. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Falls stock certificate(s), if applicable, and your Election Form/Letter of Transmittal and Substitute Form W-9.

You may be required to provide the exchange agent with additional documents and certifications to satisfy the exchange agent that you are the beneficial owner of the Falls common shares.

A.	Name change due to marriage or transfer of ownership to another individual:

1.	Obtain a signature guarantee for the shareholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2.	Complete the Substitute Form W-9 attached to the Election Form/Letter of Transmittal by listing the Taxpayer TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to Section 8 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

B.	The Shareholder whose name is printed on the Election Form/Letter of Transmittal is deceased. You are the executor or administrator of the estate:

1.	Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2.	Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, savings bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

3.	Complete the Substitute Form W-9 attached to the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to Section 8 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

C.	The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor only:

1.	Provide a copy of death certificate.

2.	Survivor’s signature (signature guarantee is not necessary in this case).

3.	Complete the Substitute Form W-9 attached to the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to Section 8 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

D.	The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor and adding a name:

1.	Provide a copy of death certificate.

2.	Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, savings bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

3.	Complete the Substitute Form W-9 attached to the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to Section 8 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

E.	The account is a custodial account and the former minor has reached the legal age of majority:

1.	The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, savings bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2.	Provide a copy of the birth certificate for the former minor.

3.	Complete the Substitute Form W-9 attached to the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to Section 8 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

F.	You want to have the account registered in the name of a trust:

1.	Obtain a signature guarantee for the shareholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, savings bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. The signature of a Notary Public is not acceptable for this purpose.

2.	Provide a copy of the first and last pages of the trust agreement.

3.	Complete the Substitute Form W-9 attached to the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to Section 8 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

If your circumstances differ from those listed above, or if you have any other questions, please contact Falls’ Secretary, Wayne M. Rice, at (330) 673-4300 ext. 315.

SECTION 6. SPECIAL DELIVERY INSTRUCTIONS

Complete this area only if you want your merger consideration (the check and/or stock certificate representing the new Sky Financial common shares) to be delivered to an address other than the one printed in Section 1 of the Election Form/Letter of Transmittal.

Note: Your address of record will not be affected by completing this Section 6.

SECTION 7. AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATES

If you have lost your Falls stock certificate(s), or if one or more of your Falls stock certificates have been stolen or destroyed, you (and if the shares are held in a joint account, the co-owner of the shares) must complete, sign and date the affidavit contained in Section 7 of the Election Form/Letter of Transmittal. List the certificate number(s) and the total number of Falls common shares that you own. The affidavit must be signed and notarized by a Notary Public.

You will not be issued new Falls stock certificates. Rather, by making the affidavit in accordance with these instructions, you will be treated by the exchange agent as having exchanged your Falls stock certificate(s) without surrendering the certificate(s). The affidavit is valid only if signed and notarized in accordance with these instructions.

By signing the affidavit, you (i) certify that you have not sold, assigned or pledged the Falls common shares represented by the lost, stolen or destroyed certificate; (ii) acknowledge that Sky Financial will cause the merger consideration to which you are entitled, based on the exchange of such Falls common shares, to be disbursed (which may include both a payment by check and the issuance of a replacement certificate representing Sky Financial common shares); (iii) agree to indemnify Sky Financial from all liabilities, losses, damages, claims and expenses (including attorneys’ fees) that Sky Financial may sustain or incur due to the disbursement of the merger consideration without surrender of your original Falls stock certificate(s); and (iv) agree to surrender the Falls stock certificate(s) to Sky Financial if, at any time, you find or otherwise recover the certificate(s).

There will be no service fee or premium for lost, stolen, or destroyed Falls stock certificates if the Affidavit of Lost, Stolen or Destroyed Certificates in Section 7 of the Election Form/Letter of Transmittal is completed and returned to the exchange agent within six (6) months of the merger date. After six (6) months past the merger date, the exchange agent may charge a reasonable fee. This fee is intended to reimburse the exchange agent for (i) the administrative burden of retrieving and inspecting the historical shareholder records of Falls in order to verify your share ownership, (ii) the costs of issuing and sending a check and/or Sky Financial stock certificates, and (iii) the additional contingent liability assumed by the exchange agent relating to issuance of merger consideration without having your Falls stock certificate in its possession for cancellation.

SECTION 8. SUBSTITUTE FORM W-9

A Substitute Form W-9 is attached to the Election Form/Letter of Transmittal. Under federal income tax law, the person who will receive merger consideration (either cash or Sky Financial common shares) as a result of the exchange of Falls common shares is required to provide the exchange agent with a correct taxpayer identification number (“TIN”) on a Substitute Form W-9. The TIN is generally the recipient’s Social Security or federal Employer Identification Number. In addition to certifying the recipient’s TIN, the recipient must also certify whether he, she or it is subject to backup withholding.

Failure to furnish your TIN on the Substitute Form W-9 may subject you (or such other recipient) to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax withholding on the payment of any cash by Sky Financial as part of the merger consideration. If you make a false statement on the Substitute Form W-9 with no reasonable basis that results in no backup withholding, you are subject to a civil penalty of $500 and you may also be subject to criminal penalties, including fines and/or imprisonment.

Certain shareholders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such shareholder must submit to the exchange agent a properly completed Internal Revenue Service Form W-8 (a “Form W-8”), signed under penalties of perjury, attesting to that individual’s exempt status. If applicable, you can obtain a Form W-8 from the exchange agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

If backup withholding applies, the exchange agent is required to withhold 28% of any cash paid to you or such other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

To prevent backup withholding on any cash paid by Sky Financial to you or such other payee, you are required to notify the exchange agent of your current TIN (or the TIN of any other payee) by completing the Substitute Form W-9 attached to the Election Form/Letter of Transmittal, certifying that the TIN provided on Substitute Form W-9 is correct, and that (i) you or such other payee has not been notified by the Internal Revenue Service that you or such other payee is subject to backup withholding as a result of failure to report all interest or dividends, or (ii) you or such other payee has been notified by the Internal Revenue Service that you or such other payee are no longer subject to backup withholding.

You are required to give the exchange agent the TIN (Social Security number or Employer Identification Number) of the record owner of the Falls stock certificates unless you are transferring ownership to another person by completing Section 5 of the Election Form/Letter of Transmittal. If your shares are registered in more than one name, the first person named on the account should complete the Substitute Form W-9 using his, her or its TIN. If your shares are not registered in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

If you are a trustee, executor, administrator or someone who is acting on behalf of a shareholder and your name is not printed on the Election Form/Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the Falls common shares.

CHECKLIST

BEFORE YOU SEND YOUR ELECTION FORM/LETTER OF TRANSMITTAL, MAKE SURE YOU DO THE FOLLOWING:

a.	Verify the name, address and share information provided in Section 1 of the Election Form/Letter of Transmittal;

b.	Verify the election you have chosen in Section 2 of the Election Form/Letter of Transmittal for the form of merger consideration you wish to receive. If you selected the Mixed Election, make sure you have filled in the blank lines in parts (a) and (b) with the number or percentage of shares you wish to exchange for Sky Financial common shares and cash, respectively.

c.	Sign, date and include your daytime phone number in Section 3 of the Election Form/Letter of Transmittal;

d.	Write in your Taxpayer Identification Number (Social Security or employer identification number) on the line provided in Section 4 of the Election Form/Letter of Transmittal;

e.	Complete and sign (or, if the merger consideration is being transferred to another person pursuant to Section 5, have the recipient complete and sign) the Substitute Form W-9 attached to the Election Form/Letter of Transmittal;

f.	Return the following documents using the enclosed return envelope:

•	The completed Election Form/Letter of Transmittal, and

•	A completed Substitute Form W-9, and

•	All of your Falls Stock Certificates (unless you completed the Affidavit of Lost, Stolen or Destroyed Certificates in Section 7 of the Election Form/Letter of Transmittal). Please do not sign your stock certificates

DELIVERY INSTRUCTIONS

Shareholder Relations Department

Sky Financial Group, Inc.

By Mail:	By Overnight Courier:	By Hand:

Sky Financial Group, Inc. Shareholder Relations Department Falls Bank Exchange P.O. Box 247 Salineville, Ohio 43945-0247	Sky Financial Group, Inc. Shareholder Relations Department Falls Bank Exchange 10 East Main Street Salineville, Ohio 43945	Sky Financial Group, Inc. Shareholder Relations Department 10 East Main Street Salineville, Ohio 43945

To be valid, your Election Form(s)/Letter(s) of Transmittal must be received before the Election Deadline, which is 5:00 p.m., Stow, Ohio time, on [October     ], 2005.

For Information Call:

Wayne M. Rice

Secretary of Falls Bank

(330) 673-4300 ext. 315

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—The taxpayer identification number for an individual is the individual’s Social Security number. Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. The taxpayer identification number for an entity is the entity’s Employer Identification number. Employer Identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the NAME and SOCIAL SECURITY number of—	For this type of account:	Give the NAME and EMPLOYER IDENTIFICATION number of—
1. Individual	The individual	8. Sole proprietorship	The owner(4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	9. A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(5)

3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)	10. Corporate	The corporation

4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	11. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)	12. Partnership	The partnership

6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	13. A broker or registered nominee	The broker or nominee

7. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee(1) The actual owner(1)	14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.

(4)	Show the name of the owner.

(5)	List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Note: Section references are to the Internal Revenue Code unless otherwise noted.

Section references are to the Internal Revenue Code.

Obtaining a Number

If you do not have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9) below. For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

(1)	A corporation.

(2)	An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”), or a custodial account under 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

(3)	The United States or any of its agencies or instrumentalities.

(4)	A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

(5)	A foreign government or any of its political subdivisions, agencies or instrumentalities.

(6)	An international organization or any of its agencies or instrumentalities.

(7)	A foreign central bank of issue.

(8)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.

(11)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)	A common trust fund operated by a bank under section 584(a).

(13)	A financial institution.

(14)	A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15)	A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Payments made to a nominee.

Payments of interest generally not subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under such sections.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notice

Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your taxpayer identification number whether or not you are qualified to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX

CONSULTANT OR THE INTERNAL REVENUE SERVICE